Exhibit 4.2
WARRANT AGREEMENT


THIS WARRANT AGREEMENT (the Agreement), dated as of May 1, 1996, is made and entered into by and among Aprogenex, Inc., a Delaware corporation (the Company), and those persons set forth on Schedule 1 hereto (the Warrantholders). This Agreement is being executed in connection with the Convertible Note Subscription Agreement of even date herewith by and among the Company and the Warrantholders (the Purchase Agreement).

The Company agrees to issue and sell, and the Warrantholder agrees to purchase, for an agreed value of $.10 per share, warrants, as hereinafter described (the Warrants), to purchase up to an aggregate of the number of shares set forth on Schedule 1 (the Shares), of the Company's Common Stock, par value $.001 per share (the Common Stock). The purchase and sale of the Warrants shall occur contemporaneous with, and is subject to the closing of the Purchase Agreement.

In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, hereby agree as follows:

Section 1. Transferability and Form of Warrants.

1.1 Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued.

1.2 Transfer. The Warrant shall not be transferable. Any attempted sale, assignment, pledge, hypothecation or other transfer shall be void and will not be recognized by the Company.

1.3 Limitations on Transfer of the Shares. The Warrants shall not be transferrable and the Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement. The Warrantholder will cause any proposed purchaser, assignee, transferee or pledgee of the Shares or, except for dispositions that are pursuant to an effective registration statement under the Act (as defined herein) or dispositions pursuant to Rule 144, to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. The Warrants may be divided or combined, upon request to the Company by the Warrantholder, into a certificate or certificates representing the right to purchase the same aggregate number of Shares. Unless the context indicates otherwise, the term Warrantholder shall include any transferee or transferees of the Shares that is required to be bound by the terms hereof, and the term Warrants shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange or substitution pursuant to this Agreement. The Warrantholder by his receipt of a Warrant Certificate, agrees to be bound by and comply with the terms of this Agreement. The Warrantholder represents and agrees that the Warrant (and Shares if the Warrant is exercised) is purchased only for investment, for the Warrantholder's own account, and without any present intention to sell, or with a view to distribution of, the Warrant or Shares.

1.4 Form of Warrants. The text of the Warrants and of the form of election to purchase Shares shall be substantially as set forth in Exhibit A attached hereto. The number of Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events, all as hereinafter provided. The Warrant shall be executed on behalf of the Company by its President or by a Vice President, attested to by its Secretary or an Assistant Secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

The Warrants shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange or substitution.

1.5 Legend on Warrants. Each Warrant Certificate shall bear the following legend:

(a)	THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN
ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SUCH WARRANTS ARE NOT TRANSFERRABLE AND
ANY ATTEMPTED TRANSFER SHALL BE VOID AND NOT RECOGNIZED BY
THE COMPANY. COPIES OF THE WARRANT AGREEMENT AND THE
PURCHASE AGREEMENT COVERING THE PURCHASE OF THESE WARRANTS
AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS PROHIBITING THEIR TRANSFER, MAY BE OBTAINED AT
NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

(b)  any legend required by applicable state securities law.

Any certificate issued at any time in exchange or substitution for any certificate bearing such legends (except in the case of the Shares, a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of 1933, as amended (the Act), or upon completion of a sale under Rule 144 under the Act of the securities represented thereby) shall also bear the above legends unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions. The Warrantholder consents to the Company making a notation on its records and giving instructions to any registrar or transfer agent of the Warrants and the Common Stock in order to implement the restrictions on transfer established in this Agreement.

Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling the Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitled such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, with signatures guaranteed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

Section 3.  Term of Warrants; Exercise of Warrants.

(a) Subject to the terms of this Agreement, the Warrantholder shall have the right, at any time and from time to time during the period commencing after both (i) the date of this Agreement and
(ii) the American Stock Exchange's approval of the listing of the Shares, and ending at 5:00 p.m., Houston, Texas Time, on May 28, 1999 (the Termination Date), to purchase from the Company up to the number of fully paid and nonassessable Shares to which the Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office, of the certificate evidencing the Warrants to be exercised, together with the purchase form on the reverse thereof duly filled in and signed, with signatures guaranteed, and upon payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of this section 3 and sections 7 and 8 hereof), for the number of Shares in respect of which such Warrants are then exercised, but in no event for less than 100 Shares for any Warrantholder (unless less than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held by a Warrantholder). Notwithstanding any other provisions of this Agreement, the issuance of the Shares will require the approval of the American Stock exchange which approval the Company will seek to obtain promptly after the closing of this Agreement.

(b) Payment by each Warrantholder of the aggregate Warrant Price due from him shall be made in cash or by immediately available funds, check or any combination thereof.

(c) Upon such surrender of the Warrants and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered to or upon the written order of the exercising Warrantholder and in such name or names as the exercising Warrantholder may designate (which in no way shall limit the transfer restrictions hereunder) a certificate or certificates for the number of full Shares so purchased upon the exercise of his Warrant, together with cash, as provided in Section 9 hereof, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such securities as of the date of surrender of the Warrants and payment of the Warrant Price, as aforesaid, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part and, in the event that a certificate evidencing the Warrants is exercised in respect of less than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants held by the Warrantholder will be issued by the Company.

Section 4. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrants or the securities comprising the Shares; provided, however, the Company shall not be required to pay any tax which may be payable in respect of any secondary transfer of the securities comprising the Shares.

Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of a Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and a bond of indemnity, if requested, also satisfactory in form and amount at the applicant's cost. Applicants for such substitute Warrants certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

Section 6. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as the Warrants remain outstanding, out of its authorized Common Stock, such number of shares of Common Stock as shall be subject to purchase under the Warrants. Every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares and other securities as shall be requisite for such purpose. The Company will keep a copy of this Agreement on file with every transfer agent for the Common Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company will supply every such transfer agent with duly executed stock and other certificates, as appropriate, for such purpose and will provide or otherwise make available any cash which may be payable as provided in Section 9 hereof. On or before taking any action that would cause an adjustment pursuant to the terms of the Warrants resulting in an increase in the number of shares of Common Stock deliverable upon such conversion or exercise above the number thereof previously authorized, reserved and available therefor, the Company shall take all such action so required for compliance with this Section.

Section 7. Warrant Price. The price per Share at which Shares shall be purchasable upon the exercise of the Warrants (the
Warrant Price) shall be as set forth in the Warrant, subject to further adjustment pursuant to Section 8 hereof.

Section 8. Adjustment of Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

8.1 Adjustments. The number of Shares purchasable upon the exercise of the Warrants shall be subject to adjustment as follows:

(a) In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its Common Stock other securities of the Company, the number of Shares purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Shares or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above had the Warrants been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection 8.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b) In case the Company shall issue rights, options, warrants or convertible securities to all or substantially all holders of its Common Stock, without any charge to such holders, entitling them to subscribe for or purchase Common Stock at a price per share which is lower at the record date mentioned below than the then Fair Value (as defined in Section 9), the number of Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of shares which the aggregate offering price of the total number of shares offered would purchase at such Fair Value. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately and retroactive to the record date for the determination of shareholders entitled to receive such rights, options, warrants or convertible securities.

(c) In case the Company shall distribute to all or substantially all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of earnings) or rights, options, warrants or convertible securities containing the right to subscribe for or purchase Common Stock (excluding those referred to in subsection 8.1(b) above), then in each case the number of Shares thereafter purchasable upon the exercise of the Warrants shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of the Warrants by a fraction, of which the numerator shall be the then Fair Value per share of Common Stock on the record date for such distribution, and of which the denominator shall be such Fair Value on such date minus the then Fair Value of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options, warrants or convertible securities applicable to one share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

(d) No adjustment in the number of Shares purchasable pursuant to the Warrants shall be required unless such adjustment would require an increase or decrease of at least three percent in the number of Shares then purchasable upon the exercise of the Warrants or, if the Warrants are not then exercisable, the number of Shares purchasable upon the exercise of the Warrants on the first date thereafter that the Warrants become exercisable; provided, however, that any adjustments which by reason of this subsection 8.1(d) are not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

(e) Whenever the number of Shares purchasable upon the exercise of the Warrant is adjusted, as herein provided, the Warrant Price payable upon exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

(f) Whenever the number of Shares purchasable upon the exercise of the Warrants is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the chief financial officer of the Company setting forth the number of Shares purchasable upon the exercise of the Warrants after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

(g) For the purpose of this subsection 8.1, the term Common Stock shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive change or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Stock, (i) if the Warrantholder's right to purchase is on any other basis than that available to all holders of the Company's Common Stock, the Company shall obtain an opinion of an independent investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this Section 8.

(h) Upon the expiration of any rights, options, warrants or conversion privileges, if such shall not have been exercised, the number of Shares purchasable upon exercise of Warrants, to the extent the Warrants have not then been exercised, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (ii) the fact that such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Shares purchasable upon exercise of the Warrants by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

8.2 No Adjustment for Certain Matters. During the term of the Warrants or upon the exercise of the Warrants, no adjustment shall be made (i) except as provided in subsection 8.1 in respect of any dividends or distributions out of earnings or (ii) in respect of the consummation of any action described in Section 10(b). Without limiting the generality of the foregoing, the Company shall have no obligation to cause any purchaser or successor by merger, sale of assets or similar business combination to assume the obligations under this Agreement.

8.3 Par Value of Shares of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each Share below the then par value per share of the Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Common Stock upon exercise of the Warrants.

8.4 Independent Public Accountants. The Company may retain a firm of independent public accountants of recognized national standing (which may be any such firm regularly employed by the Company) to make any computation required under this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made under this Section 8.

8.5 Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof; and any Warrant certificate thereafter issued, whether upon registration of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

Section 9. Fractional Interests; Fair Value. The Company shall not be required to issue fractional Shares on the exercise of the Warrants. If any fraction of a Share would, except for the provisions of this Section 9, be issuable on the exercise of the Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the then Fair Value of the Common Stock multiplied by such fraction. As used herein, the term Fair Value of the Common Stock or other Securities or other property shall mean the fair value as determined in good faith by the Company's Board of Directors, which determination shall be binding upon the Warrantholder; provided, however, that Fair Value of the Common Stock for any day shall mean the last sales price, regular way, on the day in question or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day, in either case as reported in the principal transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange, or, if such security is not listed or admitted to trading on the American Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but sales price information is reported for such security, as reported by NASDAQ or such other self-regulatory organization or registered securities information processor (as such terms are used under the Securities Exchange Act of 1934, as amended) that then reports information concerning such security, or, if sales price information is not so reported, the average of the high bid and low asked prices in the over-the-counter market on such day, as reported by NASDAQ or such other entity, or, if on such day such security is not quoted by any such entity, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. If on such day no market maker is making a market in such security, the fair value of such security on such day as determined in good faith by the Board of Directors of the Company shall be used.

Section 10.  No Right as Stockholder; Notices to
Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the expiration of the Warrants and prior to their exercise, any one or more of the following events shall occur:

(a)  any action which would require  an adjustment pursuant to
Section 8.1 (except subsections 8.1(e) and 8.1(g)); or

(b) a dissolution, liquidation or winding up of the Company or a consolidation, merger or similar business combination or sale of its property, assets and business as an entirety or substantially as an entirety shall be proposed;

then the Company shall give notice in writing of such event to the Warrantholder, as provided in Section 10 hereof, promptly prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to any relevant dividend, distribution, subscription rights or other rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up.
Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

Section 11.  Securities Laws; Restrictions on Transfer of
Shares; Registration Rights.

11.1  Compliance with Securities Act.

(a) Initial and Continuing Compliance. The Warrantholder agrees that this Warrant and the related Shares (each of the Warrant and the Shares being referred to herein as a Security and together, Securities) are being acquired for investment and that such Warrantholder will not purchase, offer, sell or otherwise dispose of any of the Securities except under circumstances which will not result in a violation of the Act. In order to exercise this Warrant, the Warrantholder must be able to confirm and shall confirm in writing, by executing a certificate to be supplied by the Company, all of the representations and other covenants contained in this Agreement, including that the Securities so purchased are being acquired for investment and not with a view toward distribution or resale. The Shares (unless registered under the Act) shall be stamped or imprinted with, in addition to any other appropriate or required legend, a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE
SECURITIES LAWS.  NO SALE OR DISPOSITION MAY BE EFFECTED
WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED
THERETO, (ii) AN OPINION OF COUNSEL FOR THE HOLDER,
REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH
REGISTRATION IS NOT REQUIRED AND ANY PROSPECTUS DELIVERY
REQUIREMENTS ARE NOT APPLICABLE, (iii) RECEIPT OF NO-ACTION
LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.
COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE
SECURITIES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED
AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD
OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE
PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

In addition, the Warrantholder specifically represents to the Company both at the time of initial purchase of the Warrant and at those future times as specified herein:

(1) The Warrantholder has experience in analyzing and investing in companies like the Company and is capable of evaluating the merits and risks of an investment in the Company and has the capacity to protect its own interests. The Warrantholder is an Accredited Investor as that term is defined in Rule 501(a) promulgated under the Act. The Warrantholder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire the Securities.
The Warrantholder is acquiring the Securities for its own account for investment purposes only not as a nominee or agent and not with a view to, or for the resale in connection with, any distribution thereof for purposes of the Act. The Warrantholder is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Warrantholder acknowledges the Company's obligation to include the Shares in certain registration statements as set forth in the Warrant Agreement, the effectiveness of which registration statements may be required for the resale of the Shares. Without limiting the generality of the preceding sentences of this Section, the Warrantholder has not offered or sold any portion of the Securities to be acquired by such Warrantholder and has no present intention of reselling or otherwise disposing of any portion of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or nonoccurrence of any predetermined event or circumstance, and in particular the Warrantholder has no current intention to resell the Shares under such registration statements nor would it have such intention if such registration statements were effective as of the date of this representation. The Warrantholder understands that investment in the Securities is subject to a high degree of risk. The Warrantholder can bear the economic risk of its investment, including the full loss of its investment, and by reason of its business or financial experience or the business or financial experience of its professional advisors has the capacity to evaluate the merits and risks of its investment and protect its own interest in connection with the purchase of the Securities. The Warrantholder represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities and will make no attempt to transfer the Warrants. If other than an individual, the Warrantholder also represents it has not been organized for the purpose of acquiring the Securities. The Warrantholder's purchase is not and will not be part of a plan or scheme to evade the registration requirements of the Act.

(2) The Warrantholder understands that the Securities have not been and except as provided in this Agreement with respect to the Shares will not be registered under the Act or any applicable state securities law in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Warrantholder's investment intent as expressed herein and the accuracy of the Warrantholder's representations as expressed herein and the Warrantholder will furnish the Company with such additional information as is reasonably requested by the Company in connection with such exemption.

(3) The Warrantholder further understands that the Securities must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available. Moreover, the Warrantholder understands that the Company is under no obligation to and does not expect to register the Securities except as provided for in this Agreement with respect to the Shares.

(4) The Warrantholder is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permit limited public resale of restricted securities acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a nonpublic offering subject to the satisfaction of certain conditions, if applicable, including, among other things:
The availability of certain public information about the Company, the resale occurring not less than two years after the party has purchased and paid for the Securities to be sold; the sale being made through a broker in an unsolicited broker's transaction or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

(5) The Warrantholder further understands that it may not transfer the Warrants and that at the time it wishes to sell the Shares, it is possible that there will be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Warrantholder may be precluded from selling the Shares under Rule 144 even if the two-year minimum holding period had been satisfied.

(6) The Warrantholder further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Act, compliance with registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such actions do so at their own risk.

(7) To the Warrantholder's knowledge, the Warrantholder has received the Company's most recent Form 10-KSB, proxy statement and all Forms 10-QSB and Forms 8-K since the end of the Company's most recently completed fiscal year. The Warrantholder has had a reasonable opportunity to ask questions relating to and otherwise discuss the terms and conditions of the offering and the other information set forth in the materials received from the Company and the Company's business, management and financial affairs with the Company's management, customers and other parties, and the Warrantholder has received satisfactory responses to the Warrantholder's inquiries. Unless the Warrantholder has otherwise notified the Company in writing, the Warrantholder is not, and has not been within the ninety (90) days prior to the closing date of the purchase of the Securities, a broker or dealer of securities or an officer, director, employee, agent or affiliate of the Company or, to the Warrantholder's knowledge, any other purchaser of Securities from the Company. Unless the Warrantholder has otherwise notified the Company in writing, the Warrantholder is not an employee, officer or director of the Company nor prior to the consummation of the actions contemplated hereby, is the Warrantholder the beneficial owner of 5% or more of the Common Stock of the Company. To the best of its knowledge, (i) the Warrantholder was contacted regarding the sale of the Securities by a person or entity with whom the Warrantholder had a prior relationship and (ii) no securities were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith the Warrantholder: did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

(b) Disposition of Shares. With respect to any offer, sale or other disposition of any Shares that is not registered under the Act, the Warrantholder hereof agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Warrantholder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Securities and indicating whether or not under the Act, certificates for the Shares in question to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with such law. Such opinion must be satisfactory to the Company in its reasonable judgment and shall state that it may be relied upon by counsel to the Company, and any stock exchange or transfer agent. Promptly upon receiving such written notice and satisfactory opinion, if so requested, the Company shall notify such Warrantholder that such Warrantholder may sell or otherwise dispose of such Shares all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subsection (b) that the opinion of counsel for the Warrantholder is not satisfactory to the Company, the Company shall so notify the Warrantholder promptly after such determination has been made and shall specify in detail the legal analysis supporting any such conclusion. Each certificate representing the Shares thus transferred (except a transfer registered under the Act or a transfer of Shares pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Warrantholder, such legend is not required in order to ensure compliance with such laws. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(c) Transferees Bound. Prior to any transfer of the Shares (except a transfer registered under the Act or a transfer of Shares pursuant to Rule 144), the proposed transferee shall agree in writing with the Company to be bound by the terms of this Agreement (whether or not the Warrant has been exercised or otherwise outstanding) as if an original signatory hereto and the proposed transferee must be able to and must make representations as set forth in this Section 11.1.

(d) As the Warrants are not transferrable, the Warrantholder is not entitled to any registration rights with respect to the transfer thereof.

Section 11.2  Certain Definitions.  As used in this Section
11, the following terms shall have the following meanings:

Affiliate shall mean, with respect to any person, any other person controlling, controlled by or under direct or indirect common control with such person (for the purposes of this definition control, when used with respect to any specified person, shall mean the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms controlling and controlled shall have meanings correlative to the foregoing).

Business Day shall mean a day Monday through Friday on which banks are generally open for business in the State of Texas.

Holders shall mean the Warrantholders, and any person holding
Registrable Securities to whom the registration rights under this
Section 11 have been transferred in accordance with the terms hereof.

Person shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

Prior Holders shall mean the parties granted registration rights under the Stockholders' Agreement.

The terms register, registered and registration refer to the registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

Registrable Securities shall mean (A) the Shares, and (B) any shares of Common Stock issued as (or issuable upon the conversion of any warrant, right or other security which is issued as) a dividend or other distribution with respect to or in replacement of the Shares; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they
(I) have not been disposed or pursuant to a registration statement declared effective by the SEC, (II) have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (III) are held by a Holder or a permitted transferee pursuant to the terms hereof or (IV) held by a Holder as to which the registration rights of such Holder have not expired pursuant to Section 11.4(c).

Registration Expenses shall mean all expenses incurred by the Company in complying with Section 11.3 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses (for a reasonable number of states) and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

SEC shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

Selling Expenses shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable
Securities and all fees and expenses of legal counsel for any Holder.

Stockholders' Agreement shall mean the Amended and Restated Stockholders' Agreement among the Company and the parties thereto dated as of June 8, 1993, as amended as of April 29, 1994, and as it may be further amended from time to time, pursuant to which agreement, among other things, the Company granted registration rights to certain investors in the Company.

11.3  Piggy-Back Registration Rights.

(a) Registration Rights. Following the time of the exercise of a Warrant, the Holder of a Warrant Share thereby purchased shall be entitled to the piggy-back registration rights granted hereby. These rights will commence 90 days after the Disbursement Date (as defined in the Purchase Agreement). If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than
(i) a registration relating solely to employee benefit plans, or
(ii) a registration relating solely to an SEC Rule 145 transaction, the Company will:

(i)  promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), all the Registrable Securities specified in a written request or requests, made within 10 days after receipt of such written notice from the Company, by any Holder.

Such notification will be kept confidential by the Holder. If the Holder desires to include in any such registration statement all or any part of the Registrable Securities held by him, the Holders shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 11.3(a)(i). In such event the right of any Holder to registration pursuant to Section
11.3 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 11, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the Registrable Securities to be included in such registration. In the event of a limitation (or elimination) on the number of shares to be included in a registration, then the Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders and all other persons holding registration rights in proportion, as nearly as practicable, to the respective number of shares of Common Stock held by the Holders and held by such other persons plus the number of shares of Common Stock into which other securities held by Holder and held by such other persons are convertible or exercisable, which are entitled to registration rights. The parties hereto recognize that the ability of the underwriter to similarly limit the securities of the Prior Holders is limited to a reduction of not less than 25% of the number of shares to be registered in a registration initiated by the Company. The Prior Holders shall have priority in order to first reach such 25% threshold. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 120 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require. In the event of a registration initiated by the Prior Holders, the rights of the Holders are limited to that portion of such registration as remains after inclusion of all securities requested by such Prior Holders to be included in such registration.

(c) Representatives Warrants. Notwithstanding anything to the contrary contained herein, the Holders shall have no rights to register any Registrable Securities pursuant to a registration initiated by the holders of the Representative's Warrants issued under the Representative's Warrant Agreement dated as of October 22, 1993 between the Company and H. J. Meyers & Co., Inc.

11.4  Registration Matters.

(a) Right to Terminate Registration. The Company or any other Person initiating registration shall have the right to terminate, suspend or withdraw any registration initiated by it under this Section 11 prior to or after the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(b) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 11 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of Holders shall be borne by such Holders who directly incurred said expenses, except to the extent that the Holders may make separate arrangements for the sharing of expenses.

(c) Registration Procedures. In the case of the registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will, upon reasonable request, inform each Holder as to the status of such registration, qualification and compliance. Subject to Section 11.4(a) above, at its expense the Company will:

(i) use its reasonable best efforts to keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective until at least the 90 days after the effective date of the registration or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

(ii) furnish such number of prospectuses and other documents incident thereto as the Holders from time to time may reasonably request.

Notwithstanding anything to the contrary contained herein, at the Company's election the Company may cease to keep such registration, qualification or compliance effective with respect to any Registrable Securities, and the registration rights of a Holder shall expire, at such time as the Holder may sell under Rule 144 under the Act (or other exemption from registration acceptable to the Company) in a three-month period all Registrable Securities then held by such Holder. The period of time during which the Company is required hereunder to keep the Registration Statement effective is referred to herein as the Registration Period.

(d) Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 11 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

(e)  Indemnification.

(i) The Company will indemnify each Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Holder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Holder, and each person who controls any such underwriter, for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action as incurred, provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document; and provided that the Company will not be liable in any such case where the expense, claim, loss, damage or liability arises out of or is related to the failure of the Holder to comply with the covenants and agreements contained in this Agreement respecting sales of Registrable Securities; and, provided, further, that the indemnity with respect to any preliminary prospectus shall not apply to the extent that any such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such claims, losses, damages or liabilities at or prior to the written confirmation of the sale of the Registrable Securities confirmed to such person if such current copy of the prospectus would have cured the defect giving rise to such claim, loss, damage or liability.

(ii) Each Holder will severally, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, partners, legal counsel and accountants, each underwriter, if any, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any failure by a Holder to comply with the covenants or agreements contained in this Agreement respecting the Registrable Securities and will reimburse the Company, such directors, officers, employees, partners, legal counsel and accountants for reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of the Holder and stated to be specifically for use in preparation of such registration statement, prospectus, offering circular or other document; provided that the indemnity with respect to any preliminary prospectus shall not apply to the extent that such claim, loss, damage or liability results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such claim, loss, damage or liability at or prior to the written confirmation of the sale of the Registrable Securities confirmed to such person if such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, in no event shall a Holder be liable for any such claims, losses, damages or liabilities in excess of the proceeds received by such Holder in the offering, except in the event of fraud by such Holder.
(iii) Each party entitled to indemnification under this subsection 11.4(e) (the Indemnified Party) shall give notice to the party required to provide indemnification (the Indemnifying Party) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, which shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

(iv) If the indemnification provided for in this subsection 11.4(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all Holders offering shares in the offering (the Selling Shareholders) on the other from the offering of the Company securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Selling Shareholders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Shareholders on the other. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand and/or the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this subsection 11.4(e) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection 11.4(e).

(f)  Covenants of Holders.

(i) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement contemplated by subsection 11.3 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(ii) Each Holder agrees to suspend, upon request of the Company, any disposition of Registrable Securities pursuant to the registration statement and prospectus contemplated by subsection 11.3 during (A) any period not to exceed two 30-day periods within any one 12-month period the Company requires in connection with a primary underwritten offering of equity securities and (B) any period, not to exceed one 30-day period per circumstance or development, when the Company determines in good faith that offers and sales pursuant thereto should not be made by reason of the presence of material, undisclosed circumstances or developments with respect to which the disclosure that would be required in such a prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable.

(iii) Each Holder agrees to notify the Company, at any time when a prospectus relating to the registration statement contemplated by subsection 11.3 is required to be delivered by it under the Act, of the occurrence of any event relating to the Holder which requires the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading relating to the Holder, and each Holder shall promptly make available to the Company the information to enable the Company to prepare any such supplement or amendment. Each Holder also agrees that, upon delivery of any notice by it to the Company of the happening of any event of the kind described in the next preceding sentence of this subsection, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until its receipt of the copies of the supplemental or amended prospectus contemplated by this subsection, which the Company shall promptly make available to each Holder and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(iv) Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 11.

(v) Each Holder hereby covenants with the Company (1) not to make any sale of the Shares without effectively causing the prospectus delivery requirements under the Act to be satisfied, and (2) if such Shares are to be sold by any method or in any transaction other than on the AMEX (or other national securities exchange), in the over-the-counter market, on the NASDAQ National Market, in privately negotiated transactions, or in a combination of such methods, to notify the Company at least five business days prior to the date on which the Holder first offers to sell any such Shares.

(vi) Each Holder acknowledges and agrees that the Registrable Securities sold pursuant to the registration statement described in this Section are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Shares is accompanied by a certificate reasonably satisfactory to the Company to the effect that (A) the Registrable Securities have been sold in accordance with such registration statement and (B) the requirement of delivering a current prospectus has been satisfied.

(vii)  During the time a registration statement contemplated by
Section 11.3 is effective, each Holder agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Act except pursuant to such registration statement. Each Holder agrees not to take any action with respect to any distribution deemed to be made pursuant to such registration statement, that constitutes a violation of Rule 10(b)-6 under the Exchange Act or any other applicable rule, regulation or law.

(g) Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable
Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times;

(ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(iii) so long as a Holder owns any unregistered Registrable Securities, furnish to such Holder upon any reasonable request a written statement by the Company as to its compliance with Rule 144 under the Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

(h) Transfer of Registration Rights. The rights to cause the Company to include Registrable Securities in a Registration Statement granted to the Holders by the Company under Section 11.3 may be assigned in full by a Holder to an Affiliate of such Holder; provided, that: (i) such transfer may otherwise be effected in accordance with applicable securities laws; (ii) such Holder gives prior written notice to the Company; and (iii) such transferee agrees to comply with the terms and provisions of this Agreement and such transfer is otherwise in compliance with this Agreement. Except as specifically permitted by this paragraph (h), the rights of a Holder with respect to Registrable Securities as set out herein shall not be transferable to any other Person, and any attempted transfer shall cause all rights of such Holder therein to be forfeited.

(i) Waivers and Amendments. With the written consent of the Company and the Holders holding at least a majority of the then outstanding Registrable Securities, any provision of Section 11.3 and 11.4 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

Section 12. Notices. Any notice pursuant to this Agreement by the Company or by a Warrantholder or a holder of Shares shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail, return receipt requested:

(a) If to the Warrantholder or a holder of Shares addressed to it at the address set forth in Schedule 1.

(b)  If to the Company addressed to it at 8000 El Rio Street,
Houston, Texas 77054, Attention:  Vice President-Finance.

Each party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

Section 13. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrantholder or the holders of Shares shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 14. Applicable Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

Section 15. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrantholder and the holders of Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrantholder and the holders of Shares.

Section 16. Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Section 17. Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that any provisions hereof may be amended, waived, discharged or terminated upon the written consent of the Company and the then current Warrantholders having the right to acquire by virtue of holding the Warrants at least 50% of the Shares which are then issuable upon exercise of the then outstanding Warrants.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, all as of the day and year first above written.

	APROGENEX, INC.



	By:
	Name:  J. Donald Payne
	Title:  Vice President - Finance



	WARRANTHOLDER:



	By:
	Name:
	Title:

Exhibit A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. SUCH WARRANTS ARE NOT TRANSFERRABLE AND ANY ATTEMPTED TRANSFER SHALL BE VOID AND NOT RECOGNIZED BY THE COMPANY. COPIES OF THE WARRANT AGREEMENT AND THE PURCHASE AGREEMENT COVERING THE PURCHASE OF THESE WARRANTS AND VARIOUS REQUIREMENTS, INCLUDING WITHOUT LIMITATION PROVISIONS PROHIBITING THEIR TRANSFER, MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

	Warrant Certificate
No. WC-__

WARRANTS TO PURCHASE ______________ SHARES OF COMMON STOCK

APROGENEX, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that, for value received, ___________, the registered holder hereof (the Warrantholder), is entitled to purchase from APROGENEX, INC. (the Company), at any time during the period commencing after both (i) the date hereof and (ii) the American Stock Exchange's approval of the listing of the Shares (as defined herein), and ending at 5:00 p.m., Houston, Texas Time, on May 28, 1999 at a purchase price per share of [$____], the number of shares of Common Stock of the Company set forth above (the Shares). The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided thereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made in immediately available funds.

The Warrants evidenced hereby represent the right to purchase an aggregate of up to [__________] Shares and are issued under and in accordance with a Warrant Agreement, dated as of May 1, 1996 (the Warrant Agreement), between the Company and certain Warrantholders (which Warrant Agreement initially provides for Warrants to purchase up to [_________] shares) and are subject to the terms and provisions contained in the Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of Shares as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are not transferrable and any attempted transfer shall be void.

This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

	APROGENEX, INC.


	By:
		David Leech
		President and Chief Executive
Officer
	Dated:  __________ ___, 1996
ATTEST:


By:
	J. Donald Payne
	Secretary

APROGENEX, INC.
PURCHASE FORM

APROGENEX, INC.
8000 El Rio Street
Houston, Texas  77054

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ______+__ shares of Common Stock (the Shares) provided for therein, and requests that certificates for the Shares be issued in the name of:


(Please Print or Type Name, Address and Social Security Number)





and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance of the Shares purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below. The undersigned has also submitted to the Company a certificate in which it has made the representations and covenants required in Section 11 of the Warrant Agreement.

Dated:

Name of Warrantholder
or Assignee:
		(Please Print)

Address:



Signature:

Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)


SCHEDULE 1

SCHEDULE OF WARRANTHOLDERS

NOT INCLUDED